Exhibit 23.2
[Letterhead of Yount Hyde & Barbour]
Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the heading “Experts” in the Registration Statement on Form S-4 of Gateway Financial Holdings, Inc.
Yount, Hyde & Barbour, P.C.
Winchester, Virginia
April 10, 2007